UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2022

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road,
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2022, Leggett & Platt, Incorporated, through its wholly-owned subsidiary, L&P Transportation LLC (collectively the “Company”) and J. Mitchell Dolloff, the President and Chief Executive Officer of Leggett & Platt, Incorporated, entered into an aircraft time sharing agreement (the “Time Sharing Agreement”) pursuant to which Mr. Dolloff may lease certain Company aircraft with flight crew on a non-exclusive basis for personal travel for him and his guests subject to (a) the aircraft not being scheduled for business purposes and (b) Mr. Dolloff reimbursing the Company for the aggregate incremental cost of such flights, including the costs of any “deadhead” flights necessitated by such personal use.

Under the Time Sharing Agreement, the aggregate incremental cost to be reimbursed by Mr. Dolloff will be determined by the Company, but the reimbursement amount per flight will be limited by restrictions imposed by the Federal Aviation Administration as specified in the Time Sharing Agreement. These restrictions limit the reimbursement for each flight (including deadhead flights) to two times the cost of fuel, oil, lubricants and other additives for the aircraft plus certain additional expenses such as (i) food, lodging and ground transportation of the flight crew; (ii) hangar and tie-down costs; (iii) insurance obtained for the specific flight; (iv) landing fees and airport taxes; (v) customs and foreign permits; (vi) in-flight food and beverages; (vii) passenger ground transportation; and (viii) flight planning and weather contract services. Mr. Dolloff will also be responsible for any Federal transportation excise tax due with respect to the payments under the Time Sharing Agreement.

The Time Sharing Agreement may be terminated by either party by giving the other party 10 days prior written notice.

The Company will not provide tax reimbursements to Mr. Dolloff for any taxes arising from imputed income relating to his use of the Company aircraft for personal travel by him or his guests, or for any Federal transportation excise tax due under the Time Sharing Agreement.

The above description of the Time Sharing Agreement is qualified in its entirety by reference to the agreement which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 with respect to the Time Sharing Agreement between the Company and J. Mitchell Dolloff is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*,**	Time Sharing Agreement between the Company and J. Mitchell Dolloff, dated April 6, 2022

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.
**	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 8, 2022	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

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